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                                                                    EXHIBIT 16.1


                       [LETTERHEAD OF ERNST & YOUNG LLP]


May 28, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated May 28, 1996, of Nashville Country Club, Inc. and are in agreement with the statements contained in paragraphs
(a)(1)(i), (a)(1)(ii), (a)(1)(iv), the second and last sentences of (a)(2)(i) and (a)(3). We have no basis to agree or disagree with the statements of the Registrant contained in paragraph (a)(1)(iii), the first, third and fourth sentences of paragraph (a)(2)(i) and paragraph (a)(2)(ii).


                                        /s/ Ernst & Young LLP